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                                                                       Exhibit 9

December 4, 2000

Board of Directors
Nationwide Life and Annuity Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

Re:      Nationwide Life and Annuity Insurance Company
         Nationwide VA Separate Account-D
         Pre-Effective Amendment to Initial Filing
         File No. 333-45976

Ladies and Gentlemen:

I have acted as Counsel to Nationwide Life and Annuity Insurance Company (the "Company"), an Ohio insurance company, and its Nationwide VA Separate Account-D (the "Separate Account") in connection with the registration of an indefinite number of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined the registration statement on Form N-4, including all related documents and exhibits, and reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Ohio and is duly authorized to issue and sell life insurance and annuity contracts.

2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

3. The issuance and sale of the Individual Deferred Variable Annuity Contracts have been duly authorized by the Company. The Contracts, when issued and sold in the manner stated in the registration statement, will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

4. To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that the Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on Form N-4 for the Contracts and the Separate Account.

Very truly yours,

/s/ Heather Harker

Heather Harker
Variable Products Securities Counsel


One Nationwide Plaza                                        Nationwide Insurance
Columbus, OH  43215-2220                                    Nationwide Financial